UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2009

MACATAWA BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25927 (Commission File No.)	38-3391345 (IRS Employer Identification No.)

10753 Macatawa Drive, Holland, MI (Address of Principal Executive Offices)	49424 (Zip Code)

(616) 820-1444
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

Effective August 12, 2009, Mr. Ronald L. Haan was appointed as Interim Chief Executive Officer and Interim President of Macatawa Bank Corporation (the “Corporation”). Mr. Haan has been serving as Co-Chief Executive Officer of the Corporation since February 9, 2009. Mr. Haan continues to serve as Secretary and Treasurer of the Corporation.

Effective August 12, 2009, Mr. Ronald L. Haan was also elected to serve as the Interim Chairman, Interim Chief Executive Officer and Interim President of Macatawa Bank, the Corporation’s wholly owned subsidiary.

Mr. Ronald L. Haan has served as Co-Chief Executive Officer, Treasurer and Secretary of the Corporation since February 9, 2009, and previous to that served as Executive Vice President of Macatawa Bank since September 2005. Prior to September 2005, Mr. Haan was employed as an Executive Vice President of Fifth Third Bank.

Effective August 12, 2009, Mr. Philip J. Koning resigned as a director, Co-Chief Executive Officer and President of the Corporation. Effective August 12, 2009, Mr. Koning also resigned as President and Chief Executive Officer of Macatawa Bank. Effective August 12, 2009, Mr. Koning was elected to the office of Executive Vice President of Macatawa Bank.

Mr. Douglas B. Padnos has also been appointed to the Corporation’s Board of Directors, for a term to expire at the Corporation’s 2012 annual meeting of shareholders. Mr. Padnos has served as a director of Macatawa Bank since 2007. He is a member of the management team of Louis Padnos Iron & Metal Company. At the Corporation’s 2012 annual meeting he would be eligible for election to the Board of Directors if nominated for the position and elected by the Corporation’s shareholders. Mr. Padnos has not yet been appointed to any committees of the Corporation’s Board of Directors.

There is no arrangement or understanding pursuant to which Mr. Padnos was selected as a director. Macatawa Bank has made loans to Mr. Padnos in the ordinary course of business and such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Macatawa Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

There are no family relationships between any director, executive officer, or person appointed to be an executive officer or director of the Corporation.

The Corporation reduced the overall level of compensation to its directors by 25% effective October 1, 2009.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press Release dated August 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2009	MACATAWA BANK CORPORATION By /s/ Jon W. Swets —————————————— Jon W. Swets Chief Financial Officer